Exhibit II

                             Joint Filing Agreement
                             ----------------------

           In accordance with Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended, each of the persons named below agrees to the joint filing of a Statement on Schedule 13G (including amendments thereto) with respect to the Common Stock, par value $0.01, of SEACOR Holdings Inc., a Delaware corporation, and further agrees that this Joint Filing Agreement be included as an exhibit to such filings provided that, as contemplated by Section 13d-1(k)(1)(ii), no person shall be responsible for the completeness or accuracy of the information concerning the other persons making the filing, unless such person knows or has reason to believe that such information is inaccurate. This Joint Filing may be executed in any number of counterparts, all of which together shall constitute one and the same instrument.


NAUTILUS ACQUISITION, L.P.                   NAUTILUS INTERMEDIARY, L.P.

By:    NAUTILUS INTERMEDIARY L.P., its       By:  NAUTILUS AIV, L.P., its
       General Partner                            General Partner

                                             By:  Nautilus GP, LLC, its
By:    NAUTILUS AIV, L.P., its General            managing general partner
       Partner
                                             By:  Turnham-Nautilus Holdings, LLC
                                                  Class A Member and Authorized
By:    Nautilus GP, LLC, its managing             Signatory
       general partner
                                             By:    /s/ Robert C. Turnham, Jr.
                                                    ----------------------------
By:    Turnham-Nautilus Holdings, LLC        Name:  Robert C. Turnham, Jr.
       Class A Member and Authorized         Title: Member and Authorized
       Signatory

By:     /s/ Robert C. Turnham, Jr.
        ------------------------------       NAUTILUS AIV, L.P.
Name:  Robert C. Turnham, Jr.
Title: Member and Authorized Signatory       By:  Nautilus GP, LLC, its managing
                                                  general partner

                                             By:  Turnham-Nautilus Holdings, LLC
                                                  Class A Member and Authorized
NAUTILUS GP, LLC                                  Signatory

By:    Turnham-Nautilus Holdings, LLC        By:    /s/ Robert C. Turnham, Jr.
       Class A Member and Authorized                ----------------------------
       Signatory                             Name:  Robert C. Turnham, Jr.
                                             Title: Member and Authorized
By:                                          Signatory
       /s/ Robert C. Turnham, Jr.
       ------------------------------------
Name:  Robert C. Turnham, Jr.
Title: Member and Authorized Signatory       CREDIT SUISSE FIRST BOSTON PRIVATE
                                             EQUITY, INC.

                                             By:    /s/ Ivy B. Dodes
CREDIT SUISSE, ON BEHALF OF THE INVESTMENT          ----------------------------
BANKING  DIVISION                            Name:  Ivy B. Dodes
                                             Title: Vice President
By:     /s/ Ivy B. Dodes
       ------------------------------------
Name:  Ivy B. Dodes
Title: Managing Director

MERKUR-NAUTILUS HOLDINGS, LLC

By:    /s/ Martin Merkur
       ------------------------------------
Name:  Martin Merkur
Title: Member


/s/ Martin Merkur
-------------------------------------------
Martin Merkur

TURNHAM-NAUTILUS HOLDINGS, LLC

By:    /s/ Robert C. Turnham, Jr.
       ---------------------------------------
Name:  Robert C. Turnham, Jr.
Title: Member


/s/ Robert C. Turnham, Jr.
----------------------------------------------
Robert C. Turnham, Jr.


/s/ W.M. Craig
----------------------------------------------
W.M. Craig